EXHIBIT 16.1
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                                            Ernst & Young LLP
                                            Suite 2200
                                            100 North Tampa Street
                                            Tampa, Florida 33602-5809

                                            Phone (813) 225-4800
                                            www.ey.com



May 1, 2006



Securities and Exchange Commission
100 F Street, N.E.
Washington, DC  20549


Gentlemen:

We have read Item 4.01 of Form 8-K dated May 1, 2006, of ALP Liquidating Trust (successor to Arvida/JMB Partners, L.P.) and are in agreement with the statements contained in the paragraphs two, three and four on page two therein. We have no basis to agree or disagree with other statements of the registrant contained therein.




                                 /s/ Ernst & Young LLP